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                                                                   EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-3645) and related Prospectus of Sola International Inc. for the registration of shares of its common stock, and to the incorporation by reference therein of our report dated June 7, 1996 with respect to the combined financial statements of the Worldwide Ophthalmic Group of American Optical Corporation, included in the Current Report (Form 8-K/A) dated May 6, 1996 of Sola International Inc., filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Hackensack, New Jersey

June 17, 1996